WAIVER  and FOURTH AMENDMENT
                                   dated as of May 11, 2000 to the Mortgage made and entered into as of July 9, 1998 between Syscomm International Corporation (the "Borrower")and The Chase Manhattan Bank, a banking corporation duly organized and existing under the laws of the State of New York (the "Bank")

WHEREAS, the Borrower wishes to and waive and amend the provision of the Mortgage with respect to the required quarterly consolidated net loss and net profit and Debt Service Coverage Ratio;

WHEREAS, the Bank has consented to waive and amend that provision of the Mortgage to reflect the changes herein set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         Waiver of Section 53:
         Compliance with Section 53 of the Mortgage is hereby waived to permit the Borrower to incur a quarterly consolidated net loss for the fiscal quarter ending March 31, 2000 as long as the net loss for the quarter was not greater than $496,000. The Borrower was required to report a minimum consolidated net profit of $500,000 for the fiscal quarter ending March 31, 2000.

         Amendment to Section 53:
         Section 53 of the Mortgage is hereby amended as follows: (i) the Borrower shall not suffer a quarterly consolidated net loss (calculated exclusive of extraordinary gains) greater than $150,000 for the fiscal quarter ending June 30, 2000; (ii) the Borrower shall report a quarterly consolidated net profit of at least $125,000 for the fiscal quarter ending September 30, 2000; and (iii) beginning December 31, 2000, the Borrower shall through out the term of the Mortgage maintain a rolling four quarter Debt Service Coverage Ratio of 1.25:00.

The Waiver and Fourth Amendment shall be construed and enforced in accordance with the laws of the State of New York.

Except as expressly amended or consented to hereby, the Mortgage shall remain in full force and effect in accordance with the original terms thereof. The Waiver and Fourth Amendment herein contained is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provision of the Mortgage or any default which may occur or may have occurred under the Mortgage.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Mortgage.

The Borrower hereby represents and warrants that, after giving effect to this Waiver and Fourth Amendment, no Event of Default or Default exists under the Mortgage or any related documents.

This Waiver and Fourth Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Bank.

IN WITNESS WHEREOF, the Borrower and the Bank have caused the Waiver and Fourth Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                     Syscomm International Corporation

                                 By: /s/ Thomas F. Belleau
                                     ---------------------
                                     Thomas F. Belleau, Chief Financial Officer


ATTEST:

/s/ Thomas F. Belleau
---------------------
Secretary


Accepted this 11th day of May, 2000
By The Chase Manhattan Bank


By:  /s/
Title:  Vice President